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                                   EXHIBIT 21

                  SUBSIDIARIES OF FULTON FINANCIAL CORPORATION
                  --------------------------------------------


Name of Subsidiary                Organized Under the Laws of
------------------                ---------------------------

Fulton Bank                              Pennsylvania

Farmers Trust Bank                       Pennsylvania

Swineford National Bank                  United States

Lafayette Bank                           Pennsylvania

FNB Bank, National Association           United States

Great Valley Savings Bank                Pennsylvania

Hagerstown Trust Company                 Maryland

Delaware National Bank                   United States

The Bank of Gloucester County            New Jersey

Fulton Financial Realty Company          Pennsylvania

Fulton Life Insurance Company            Arizona

Central Pennsylvania Financial Corp.     Pennsylvania

FFC Management, Inc.                     Delaware

The Woodstown National Bank &
 Trust Company                           United States

The Peoples Bank of Elkton               Maryland